UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2021, Mitesco, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with two institutional and two individual investors (the “Investors” and each an “Investor”) pursuant to which the Company sold to the Investors in a private placement an aggregate of 2,025,000 units (the “Units” and each a “Unit”) with a purchase price of $1 per Unit, with each Unit consisting of (a) one share of a newly formed Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), (b) one warrant (the “Series A Warrants”) to purchase 2.1 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.50 per whole share of Common Stock, and (c) one warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase 2.1 shares of Common Stock at a purchase price of $0.75 per whole share. The aggregate gross proceeds to the Company were $2,025,000 and the number of shares of Common Stock initially issuable upon conversion of the Series D Preferred Stock is 8,505,000 shares of Common stock and the aggregate number of shares of Common Stock initially issuable upon exercise of the Warrants is 8,505,000 shares of Common Stock. Pursuant to the terms of the SPA the Company, may sell up to an additional 7,975,000 Units (for an aggregate 10,000,000 Units) in subsequent closings on the same terms offered to the Investors.

The terms of this offering were essentially identical to an offering earlier this year for its Series C Convertible Preferred Stock, and the institutional investors were also participants in that offering. The two individual investors were employees of the Company or its subsidiaries and added these securities to their existing holdings.

Pursuant to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company, Inc., filed with the Secretary of State of the State of Delaware on October 18, 2021 (the “COD”), 10,000,000 shares of the Company’s preferred stock have been designated as the Series D Preferred Stock and each share of Series D Preferred Stock is convertible at the option of the holder thereof, or automatically upon the request of the Company’s underwriters that the Series D Preferred Stock convert to shares of Common Stock or upon listing of the Company’s Common Stock on a national securities exchange. The number of shares of Common Stock issuable upon the conversion of each share of Series D Preferred Stock is calculated by dividing the Conversion Amount (defined in the COD as the Stated Value, $1.05 per share, plus accrued and unpaid dividends) by the $0.25 conversion price (the “Conversion Price”). In addition, upon certain triggering events, the holder has the right to convert the Series D Preferred Stock at the lesser of (i) the Conversion Price, or (ii) 75% of the average VWAP for the five trading days prior to the date of the notice of conversion.

The Series D Preferred Stock ranks senior to all other preferred stock of the Company except in relation to the Company’s Series X Cumulative Redeemable Perpetual Preferred Stock, which ranks pari passu to the Series D Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Each share of Series D Preferred Stock accrues dividends on a quarterly basis in arrears, at the rate of 6% per annum of the Stated Value (as defined in the COD) plus accrued and unpaid dividends, and to be paid within 15 days after the end of each of the Company’s fiscal quarters.

Additionally, the Company may redeem the Series D Preferred Stock at its option at the Corporation Redemption Price (as defined in the COD, 125% of the Stated Value plus accrued dividends). The Conversion Price is subject to adjustment upon certain stock splits and recapitalization as well as upon the sale of Common Stock or Common Stock Equivalents (as defined in the COD) below the Conversion Price.

Further, the Series D Preferred Stock contains a beneficial ownership limitation pursuant to which holders of such Series D Preferred Stock may not convert their Series D Preferred Stock if such conversion would lead to such holder to beneficially own more than an initial 4.99%, or 9.99% upon notice, of the Company’s then issued and outstanding shares of Common Stock after giving effect to such conversion. Further, holders of the Series D Preferred Stock were provided  price protections for the Conversion Price, pursuant to which, in the event the Company issues or sells any securities, including options or convertible securities, or amends outstanding securities, at an effective price, with an exercise price or at a conversion price less than the Conversion Price, then the Conversion Price shall be reduced to such lower price, which shall not apply to any Exempt Issuance (as defined in the COD).

The holders of the Series D Preferred Stock shall have the right to participate in any offering by the Company of its Common Stock or Common Stock Equivalents in a transaction exempt from registration under the Securities Act of 1933 in an amount equal to an aggregate of 30% of the financing on a pro rata basis on the same terms, conditions and price provided to investors in such an offering, such right shall expire on the 6 month anniversary of the issuance date of the Series D Preferred Stock by the Company and shall not apply to any Exempt Issuance (as defined in the COD) or a public offering.

The Warrants are exercisable for a period of five years from the date of issuance and the purchase price of each of the Warrants is subject to adjustment as set forth in the Warrants for stock splits, stock dividends, recapitalizations and similar events. The Investors may exercise the Warrants on a cashless basis if after the six-month anniversary of date of issuance, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. Each Investor has contractually agreed to restrict its ability to exercise the Warrants such that the number of shares of the Company’s Common Stock held by the Investor and its affiliates after such exercise does not exceed the beneficial ownership limitation set forth in the Warrants which may not exceed initially 4.99% or 9.99% of the Company’s then issued and outstanding shares of Common Stock. The exercise price of the Warrants is subject to adjustment upon certain stock splits and recapitalization. The Company has the right to cause the holder of the Warrants to exercise their Warrant upon certain conditions, including that the last closing sale price of the Common Stock has been equal to or greater than $2.00 share (subject to adjustments for splits, dividends, recapitalizations and similar events) for consecutive ten trading days.

In connection with the SPA, the Company entered into a Registration Rights Agreement (“RRA”), dated October 18, 2021, with each of the Investors pursuant to which the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Warrant Shares within forty-five (45) days following the closing of the transaction, and use its best efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) days after the closing of the transaction (or within five trading days following the receipt by the Company of a no review of the Registration Statement). The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

The SPA and the RRA contain customary representations, warranties, conditions, and indemnification obligations of the parties, which were made only for purposes of the SPA and the RRA as of specific dates and solely for the benefit of the parties.

Pursuant to a fee letter (the “Fee Letter”), dated as of October 18, 2021, by and between the Company and EF Hutton, division of Benchmark Investments, LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s exclusive placement agent in connection with the private placement. Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee of 7% of the amount invested by any investor (the “Placement Agent’s Compensation”), other than by employees, officers, directors and other insiders of the Company, in connection with the private placement. Further, the Company has agreed to pay a second placement agent (the “Second Placement Agent”), a portion of the Placement Agent’s Compensation for any investment made by other certain parties.

The shares of the Company’s Series D Preferred Stock, the Warrants, and the shares of Common Stock to be issued upon conversion of the Series D Preferred Stock and exercise of the Warrants were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investors are accredited investors who have purchased the securities as an investment in the private placement, which did not involve a general solicitation. The shares of Common Stock have not presently been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The foregoing descriptions of the Certificate of Designations, the Warrants, the SPA, and the RRA are qualified in their entirety by reference to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company, the Form of Series A Warrant, the Form of Series B Warrant, the Form of SPA, and the Form of RRA filed hereto as Exhibits 3.1, 4.1, 4.2, 10.1, and 10.2, 10.3 and 10.4, respectively, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 18, 2021, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The information relating to the Series D Preferred Stock as set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Mitesco, Inc.

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

10.1	Form of Securities Purchase Agreement, dated October 18, 2021

10.2	Form of Registration Rights Agreement, dated October 18, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

# Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplemental copies of omitted schedules to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: October 22, 2021	By:	/s/ Phillip J. Keller
Phillip J. Keller
Chief Financial Officer